UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 27, 2015

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  702-221-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Amendment of Settlement Agreement

On January 28, 2015, Full House Resorts, Inc. (the “Company”) entered into that certain First Amendment to Settlement Agreement (the “Amended Settlement Agreement”), which modified portions of that certain Settlement Agreement dated as of November 28, 2014 (the “Settlement Agreement”) by and among the Company and Daniel R. Lee, Bradley M. Tirpak, and Craig W. Thomas (Messrs. Lee, Tirpak and Thomas, each a member of the Company’s Board of Directors (the “Board”), and collectively, the “Shareholder Group”).

The Settlement Agreement required, among other things, (i) a Board consisting of nine members, and (ii) that Raymond Hemmig be nominated and elected to the Board at the 2015 annual meeting of the Company’s stockholders. Pursuant to the resignation of Mr. Hemmig discussed in Item 5.02 below, the Company and the Shareholder Group agreed to amend the Settlement Agreement.

The Amended Settlement Agreement eliminates the requirement that Mr. Hemmig be nominated and elected to the Board, and acknowledges the reduction in the size of the Board from nine (9) to eight (8) Directors. A copy of the First Amendment to Settlement Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of a Director

On January 27, 2015, Raymond Hemmig informed the Company of his decision to resign as a member of the Company’s Board of Directors, effective immediately.  Mr. Hemmig’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of Mr. Hemmig’s resignation letter is attached hereto as Exhibit 99.1.

Item 7.01               Regulation FD Disclosure

On January 29, 2015, the Company issued a press release reporting amendments to its credit facilities, plans to add suites to the new Silver Slipper Casino Hotel, scheduling of the 2015 annual meeting of the Company’s stockholders, appointment of the Chairman and Vice Chairman of the Board of Directors and the resignation of Director Raymond Hemmig (discussed in Item 5.02 above). A copy of such press release is attached hereto as Exhibit 99.2. The information contained in Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01               Exhibits

(d)	Exhibits

Exhibit 10.1	First Amendment to Settlement Agreement dated as of January 28, 2015 by and among the Company, Daniel R. Lee, Bradley M. Tirpak, and Craig W. Thomas.

Exhibit 99.1	Letter of Resignation from Raymond Hemmig.

Exhibit 99.2	Press release issued by the Company on January 29, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: January 29, 2015	/s/ Elaine L. Guidroz
Elaine L. Guidroz Secretary

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